PERFORMANCE CALCULATION

                 COLONIAL ADJUSTABLE RATE US GOVERNMENT FUND - CLASS A

                                     Year Ended: 8/31/95

                                  Inception Date: 10/1/92



                                                       From Inception
                      1 Year Ended 8/31/95            10/1/92 TO 8/31/95

                   Standard        Non-Standard    Standard    Non-Standard
                  ----------     ---------------   ---------  -------------

Initial Inv.       $1,000.00       $1,000.00       $1,000.00      $1,000.00
Max. Load               3.25%                           3.25%

Amt. Invested        $967.50       $1,000.00         $967.50      $1,000.00
Initial NAV            $9.67           $9.67          $10.00         $10.00
Initial Shares       100.052         103.413          96.750        100.000

Shares From Dist.      5.121           5.293          13.746         14.209
End of Period NAV      $9.85           $9.85           $9.85          $9.85

Total Return            3.60%           7.08%           8.84%         12.50%

Average Annual
 Total Return           3.60%           7.08%           2.95%          4.12%



                                PERFORMANCE CALCULATION

                  COLONIAL ADJUSTABLE RATE US GOVERNMENT FUND - CLASS B

                                    Year Ended: 8/31/95

                                  Inception Date: 2/1/93



                                                      From Inception
                      1 Year Ended 8/31/95          2/1/93 TO 8/31/95

                  Standard       Non-Standard    Standard        Non-Standard
                  ----------     ------------    ----------      ------------

Initial Inv.      $1,000.00       $1,000.00       $1,000.00       $1,000.00

Amt. Invested     $1,000.00       $1,000.00       $1,000.00       $1,000.00
Initial NAV           $9.67           $9.67           $9.94           $9.94
Initial Shares      103.413         103.413         100.604         100.604

Shares From Dist.     4.593           4.593          10.575          10.575
End of Period NAV     $9.85           $9.85           $9.85           $9.85

CDSC*                  4.00%                           1.98%
Total Return           2.39%           6.39%           7.53%           9.51%

Average Annual
 Total Return          2.39%           6.39%           2.85%           3.58%

 * Due to the decrease in NAV from the beginning of the period, the CDSC has been adjusted according to the prospectus.



                                          PERFORMANCE CALCULATION

                        COLONIAL ADJUSTABLE RATE US GOVERNMENT FUND - CLASS C

                                             Year Ended: 8/31/95

                                           Inception Date: 1/4/95



                                                From Inception
                                              1/4/95 TO 8/31/95

                                       Standard           Non-Standard
                                       -----------    --------------------

    Initial Inv.                        $1,000.00          $1,000.00

    Amt. Invested                       $1,000.00          $1,000.00
    Initial NAV                             $9.55              $9.55
    Initial Shares                        104.712            104.712

    Shares From Dist.                       3.408              3.408
    End of Period NAV                       $9.85              $9.85


    Total Return                             6.50%              6.50%

    Average Annual
     Total Return                           10.05%              2.47%